                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                   STATE OF
                NAME                                             INCORPORATION                 ASSUMED NAMES
------------------------------------                         --------------------         ------------------------
Noble Component Technologies, Inc.*                                 Michigan
Monroe Engineering Products, Inc.***                                Michigan
Cass River Coatings, Inc.*                                          Michigan              Vassar Industries
Skandy Corp.                                                        Michigan
Utilase Production Process, Inc.                                    Michigan
Noble Metal Forming, Inc.+                                          Michigan
Noble Metal Processing, Inc.                                        Michigan
Noble Land Holdings, Inc.                                           Michigan
Noble Canada, Inc.*                                             Ontario, Canada
Noble Canada II, Inc.*                                          Ontario, Canada
Tiercon Plastics, Inc.*                                         Ontario, Canada
Tiercon Coatings, Inc.*                                         Ontario, Canada
Noble Metal Processing-Midwest, Inc.+                               Michigan
Noble Canada Holdings Limited*                                Nova Scotia, Canada
Noble Canada Holdings II Limited*                             Nova Scotia, Canada
Noble Components & Systems, Inc.                                    Michigan
Noble Manufacturing Group, Inc.                                     Michigan
Noble Metal Processing Canada, Inc.                             Ontario, Canada
Tiercon Industries, Inc.*                                       Ontario, Canada
Noble Logistic Services, Inc.**                                    California
Noble Logistic Services, Inc.**                                     Delaware
Noble Logistic Services, Inc.                                       Michigan
DSI Holdings, Inc.**                                                 Texas
Noble Holdings, Inc.                                                Michigan
Noble Metal Processing - Kentucky, LLC                              Michigan
PECO Manufacturing, Inc. ***                                        Florida
Noble Components Systems, Inc.                                      Michigan
Noble Construction Equipment, Inc.#                                Tennessee
NMP Prototube, LLC  ++                                              Michigan
Prototech Laser Welding, Inc. ##                                    Michigan              Laser Weld International

------------

* Former subsidiaries of the Company which were disposed of in connection with the Tiercon Sale.

+ Former subsidiaries of the Company which were disposed of in connection with the SET Sale.

# Former subsidiary of the Company which was disposed of in connection with the NCE Sale.

** Former subsidiary of the Company which was disposed of in connection with the logistics sale.

++    Subsidiary established by the Company for the acquisition of Prototube.

##    Subsidiary established by the Company for the acquisition of LWI

*** Former subsidiary of the Company which was disposed of in connection with the distribution sale.

                                       67